                                             AMENDMENT NO. 1, dated as of
                                    August 29, 2001 (this "Amendment No.
                                    1"), to the Security Agreement, dated
                                    as of July 26, 2001 (the "Security
                                    Agreement"), by and among EXCHANGE
                                    APPLICATION, INC., a Delaware
                                    corporation ("Exap"), EXSTATIC
                                    SOFTWARE, INC., a Washington
                                    corporation company ("eXstatic" and
                                    collectively with Exap, the
                                    "Grantors"), and the secured parties
                                    (each a "Secured Party" and together,
                                    the "Secured Parties") identified on
                                    the signature page hereto.

                                    RECITALS

            The Grantors and the Secured Parties agree to amend the Security Agreement, on the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      Section 1. Defined Terms.

            Unless otherwise defined herein, terms defined in the Security Agreement are used herein as therein defined.

Section 2.  Amendment to the Security Agreement.

            (a) The defined terms "Cash Debenture", "Note Debenture" and "Convertible Debentures" shall be read to include such debentures as such debentures are amended, modified or supplemented from time to time.

            (b) The second sentence of the definition of the term "Collateral" shall be amended and restated to read in its entirety as follows: "The Purchasers may place a "hold" on any Deposit Account pledged as collateral during the continuance of an Event of Default (as defined in the Convertible Debentures)."

            (c) The phrase "subordination agreements satisfactory to the Purchasers" set forth in the last sentence of the definition of the term "Permitted Liens" shall be deleted and replaced with the phrase "subordination agreements satisfactory to the Required Investors."

            (d) The following definitions shall be added to Section 1.2:

                  (i) "Collateral Agency and Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement, dated August 29, 2001, among Exchange, eXstatic, the Secured Parties and Insight Venture Partners IV (Collateral Agent), LLC, as amended, modified or supplemented from time to time.

                  (ii) "Required Investors" has the meaning ascribed to such term in the Collateral Agency and Intercreditor Agreement.

            (e) The phrase "in form and substance reasonably satisfactory to the Purchasers" set forth in the last sentence of Section 4.9 shall be deleted and replaced with the phrase "in form and substance reasonably satisfactory to the Required Investors."

            (f) Section 6.2 shall be deleted in its entirety and shall be amended and restated to read in its entirety as follows:

            "6.2  APPLICATION OF PROCEEDS.

      The Secured Parties shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as required pursuant to the terms of the Collateral Agency and Intercreditor Agreement.

      The Secured Parties shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Collateral Agency and Intercreditor Agreement. Upon any sale of the Collateral by the Secured Parties (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Secured Parties or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Parties, or such officer or be answerable in any way for the misapplication thereof."

            (g) The following language shall be added to the Agreement as
Section 7.16:

            "7.16 COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT CONTROLS.

            Notwithstanding anything contrary herein, the rights, benefits, priorities and interests of the Secured Parties (including, without limitation, with respect to the Collateral, the Proceeds thereof and exercise of rights, powers and remedies) shall be subject in all respects to the provisions of the Collateral Agency and Intercreditor Agreement."

      Section 3. Effectiveness. This Amendment No. 1 shall become effective, with effect as of the date hereof (the "Effective Date").

      Section 4. References to the Purchase Agreement.

            From and after the Effective Date, all references in the Security Agreement shall be deemed to be references to the Security Agreement after giving effect to this Amendment No. 1.

      Section 5. No Other Amendments.

            Except as expressly set forth herein, the Security Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed (i) to be a waiver, amendment, modification or other change of any term, condition or provision of the Security Agreement (or a consent to any such waiver, amendment, modification or other change), (ii) to be a consent to any transaction or (iii) to prejudice any right or rights which the Purchasers, the Sellers or the Company may have under the Security Agreement.

      Section 6. Further Assurances.

            The parties hereto agree to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as may be reasonably requested in connection with the administration and enforcement of this Amendment No. 1 and to permit the exercise thereof in compliance with any Law.

      Section 7. Notices.

            All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Amendment No. 1 shall be delivered in accordance with the notice provisions contained in the Purchase Agreement.

      Section 8. Headings.

            The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Amendment No. 1.

      Section 9. Counterparts.

            This Amendment No. 1 may be executed in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

      Section 10. Applicable Law.

            THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                                    GRANTORS:

                                    EXCHANGE APPLICATIONS, INC.,


                                       By: /s/   F. Daniel Haley
                                          ----------------------------------
                                          Name:  F. Daniel Haley
                                          Title:  Chief Financial Officer


                                    EXSTATIC SOFTWARE, INC.


                                       By: /s/    F. Daniel Haley
                                           ---------------------------------
                                           Name:  F. Daniel Haley
                                           Title:  Chief Financial Officer


                                    SECURED PARTIES:

                                    INSIGHT VENTURE PARTNERS IV, L.P.
                                    INSIGHT VENTURE PARTNERS (CAYMAN) IV,
                                      L.P.
                                    INSIGHT VENTURE PARTNERS IV (FUND B),
                                      L.P.
                                    INSIGHT VENTURE PARTNERS IV
                                    (CO-INVESTORS), L.P.

                                    By:  Insight Venture Associates IV, L.L.C.,
                                         the general partner to each of the
                                         above-referenced entities:


                                       By: /s/   Deven Parekh
                                           ---------------------------------
                                           Name: Deven Parekh
                                           Title: Managing Director